THE MIDLAND COMPANY

			      537 E. PETE ROSE WAY
			     CINCINNATI, OHIO 45202
			    NOTICE OF ANNUAL MEETING


TO THE SHAREHOLDERS OF THE MIDLAND COMPANY:

	Notice is hereby given that the Annual Meeting of the Shareholders of The Midland Company will be held at the Company's offices, 537 E. Pete Rose Way, Cincinnati, Ohio 45202, on Thursday, April 13, 1995, at 10 a.m., for the following purposes:

	1. To elect 6 members of the Board of Directors to hold office for terms of three years.

	2. To ratify and approve the appointment of Deloitte & Touche LLP as independent auditors.

	3. To consider and vote upon the proposed Employee Stock Purchase Plan.

	4. To transact any other business that may lawfully come before the meeting.

	As of the date of this notice, the foregoing is the only business which the Board of Directors intends to present or which the Board of Directors has knowledge that others will present at the meeting.

	You are urged to be present. If you do not expect to be present at the meeting but wish your stock to be voted, please date, fill in and sign the enclosed form of proxy and mail it in the enclosed return envelope which requires no postage if mailed in the United States.

	Shareholders of record at the close of business on March 10, 1995, will be entitled to vote at the meeting or any adjournment thereof.

DATED AT CINCINNATI, OHIO THIS 17th day of March, 1995.


						JOHN R. LABAR
						Secretary

			      THE MIDLAND COMPANY
			      537 E. Pete Rose Way
			     Cincinnati, Ohio 45202

	The proxy and statement will first be sent to shareholders on or about March 17, 1995.

				PROXY STATEMENT

	The enclosed proxy is solicited by the issuer. Each person giving a proxy may revoke it at any time before it is voted by giving notice to the Company in writing or in open meeting, or by a later dated proxy received by the Company. Any written notice of revocation should be addressed to the Company as indicated above to the attention of the Secretary. Each valid proxy received in time will be voted at the meeting, and if a choice is specified on the ballot, it will be voted in accordance with such specification. Holders of stock on the books of the Company at the close of business on the 10th day of March, 1995, are entitled to notice of and to vote at the meeting. The Company then had outstanding voting securities consisting of 3,045,731 shares of common stock, the holders of which are entitled to one (1) vote per share.

		     PRINCIPAL HOLDERS OF VOTING SECURITIES

	The following table sets forth, as of March 10, 1995, the holdings of persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than 5% of its outstanding common stock. Information has been furnished by the persons listed. Beneficial ownership has been determined in accordance with rules and regulations of the Securities and Exchange Commission.


	Name and Address of     Amount Beneficially
	  Beneficial Owner            Owned             Percent of Class

	J. P. Hayden, Jr.
	537 E. Pete Rose Way
	Cincinnati, Ohio 45202       566,205 (1)              18.3%

	Robert W. Hayden
	537 E. Pete Rose Way
	Cincinnati, Ohio 45202       475,894 (2)              15.6%

	Burgess L. Doan
	1 Riverfront Place
	Newport, KY  41071           366,964 (3)              12.0%

	John R. LaBar
	537 E. Pete Rose Way
	Cincinnati, Ohio 45202       259,314 (4)               8.5%

	Gabelli Fund, Inc.
	One Corporate Center
	Rye, NY  10580               194,700                   6.4%

	William McD. Kite
	525 Vine Street
	Cincinnati, Ohio  45202      191,501 (5)               6.3%

	(1) Includes 432,040 shares over which J. P. Hayden, Jr. has sole voting and investment power, 77,465 over which he has sole voting power only, 10,800 over which he shares voting and investment power, and 45,900 shares that may be acquired through exercise of options within 60 days of March 10, 1995.

	(2) Includes 459,894 shares over which Robert W. Hayden has sole voting and investment power, 3,600 shares over which he has sole voting power, and 12,400 shares that may be acquired through exercise of options within 60 days of March 10, 1995.

	(3) Includes 195,830 shares over which Burgess L. Doan has sole voting and investment power, including 47,798 shares held in trust for the benefit of the family of J. P. Hayden, III, 40,398 shares held in trust for the benefit of the family of John W. Hayden and 50,458 shares held in trust for the benefit of the family of William T. Hayden. These shares held in trust are not shown as owned beneficially by J. P. Hayden, III, John W. Hayden or William T. Hayden. In addition, Mr. Doan shares voting and investment power over 138,000 shares as co-trustee with William McD. Kite, under agreement with J. Page Hayden, deceased. J. P. Hayden Jr. is among the beneficiaries of the trust entitled to receive distribution of income. These trust shares are not shown as beneficially owned by J. P. Hayden, Jr. Furthermore, Mr. Doan shares voting and investment power over 33,134 shares held in trust as a co-trustee for the benefit of the children of Robert W. Hayden.

	(4) Includes 242,614 shares over which John R. LaBar has sole voting and investment power, 3,600 shares over which he has sole voting power, 100 shares over which he shares voting and investment power, and 13,000 shares that may be acquired through exercise of options within 60 days of March 10, 1995.

	(5) Includes 185,501 shares over which William McD. Kite shares voting and investment power, including 138,000 shares over which Mr. Kite is a co-trustee with Burgess L. Doan under agreement with J. Page Hayden, deceased.
J. P. Hayden, Jr. is among the beneficiaries of the trust entitled to receive distribution of income. These trust shares are not shown as beneficially owned by J. P. Hayden, Jr. In addition, it includes 33,134 shares over which Mr. Kite is a co-trustee for the benefit of children of Robert W. Hayden. Finally it includes 6,000 shares that may be acquired through exercise of options within 60 days of March 10, 1995. Mr. Kite, a director, is a partner of the law firm of Cohen, Todd, Kite & Stanford, general counsel for the Company. The Company paid the firm fees of $491,419 in 1994.

	As of March 10, 1995, all Directors and Officers of the Company, as a group, beneficially owned 1,759,294 shares of the common stock of the Company. This amount includes 178,400 shares which may be acquired through exercise of options within 60 days of March 10, 1995. The amount so beneficially owned represents 54.6% of the aggregate of the shares outstanding on that date plus the shares which may be so acquired through exercise of options.

			    ELECTION OF DIRECTORS

	It is intended that proxies given to the persons named in the enclosed form of proxy will be voted for the election of nominees listed below. In case any nominee is unable or declines to serve, it is intended that proxies will be voted for the balance of those named and for such person as shall be designated by the Board of Directors to replace any such nominee. The issuer has no knowledge or reason to believe that any nominee will be unable or unwilling to serve. Shareholders have cumulative voting rights in the election of Directors. If notice in writing is given by any shareholder to the President, a Vice President, or the Secretary of the Company, not less than forty-eight (48) hours before the time fixed for holding the meeting, that he desires that the voting for the election of Directors be cumulative, and if an announcement of the giving of such notice is made upon convening of the meeting, each shareholder shall have the right to cumulate his shares in voting for the Directors. By this procedure a shareholder, instead of registering one vote per share for each candidate of his choice, may cast the entire total of his votes (as many votes as the number of Directors to be elected multiplied by the number of his shares equals) for one candidate or distribute them among the candidates otherwise as he desires. This proxy does not solicit discretionary authority to accumulate votes.

	The Board of Directors will consist of sixteen members divided into three classes. Six directors are to be elected at the annual meeting to serve until the annual meeting in 1998 and until their successors have been elected and qualified. It is intended that the accompanying proxy will be voted for the election of the following six nominees:


							Shares of Common
		       Principal Occupation             Stock of Company Percent
			    and Other         Director Beneficially Owned   of
Directors             Business Affiliations    Since   on March 10, 1995  Class
- --------------------------------------------------------------------------------

J. P. Hayden, Jr.(1)  Chairman of the Board of   1961      566,205(2)     18.3%
(Age 65)              the Company; Director,
		      Star Banc Corporation


William T. Hayden (1) Attorney, Partner of firm  1994       97,187(14)     3.2%
(Age 41)              of Cohen, Todd, Kite &
		      Stanford


William McD. Kite     Attorney, Partner of firm  1966      191,501(2)      6.3%
(Age 71)              of Cohen, Todd, Kite &
		      Stanford


John M. O'Mara        Financial Consultant;      1983        8,500(10)     0.3%
(Age 67)              Director, Baldwin &
		      Lyons, Inc., Plantronic,
		      Inc.; Formerly Chairman
		      of the Executive Committee,
		      Quality Care Systems;
		      Formerly President, Chemvest
		      International, Inc.


Glenn E. Schembechler Formerly President,        1981       11,400(11)     0.4%
(Age 65)              Detroit Tigers Baseball
		      Club; Formerly, Athletic
		      Director and Head Football
		      Coach, University of
		      Michigan; Director, Riddell
		      Sports, Inc.


John I. Von Lehman    Vice President, Treasurer   1991      14,600(12)     0.5%
(Age 42)              and Chief Financial Officer
		      of the Company

	The following directors have been elected to serve until the annual meeting in 1996 and until their successors have been elected and qualified:


							Shares of Common
		       Principal Occupation             Stock of Company Percent
			    and Other         Director Beneficially Owned   of
Directors             Business Affiliations    Since   on March 10, 1995  Class
- --------------------------------------------------------------------------------

James H. Carey        CEO, National Capital      1971        3,440(3)      0.1%
(Age 62)              Benefits Corp. since
		      March, 1994; Managing
		      Director, Briarcliff
		      Financial Associates, Since
		      June, 1991; Director,
		      Airborne Freight Corporation;
		      Cowan Group of Funds;
		      Formerly President and Chief
		      Executive Officer of The
		      Berkshire Bank, NY, NY


John W. Hayden (1)    Vice President of the      1991       65,343(6)      2.1%
(Age 37)              Company; President of
		      American Modern Insurance
		      Group, Inc.; President of CS
		      Crable Sportswear, Inc. (wholly
		      owned Subsidiaries of The
		      Midland Company)


Robert W. Hayden (1)  Vice President of the      1968      475,894(2)     15.6%
(Age 56)              Company


John R. Orther        Certified Public           1961        4,200(4)      0.1%
(Age 76)              Accountant


William F. Plettner   Retired Vice Chairman      1961       58,788(5)      1.9%
(Age 72)              and President of the Company

	The following directors have been elected to serve until the annual meeting in 1997 and until their successors have been elected and qualified:


							Shares of Common
		       Principal Occupation             Stock of Company Percent
			    and Other         Director Beneficially Owned   of
Directors             Business Affiliations    Since   on March 10, 1995  Class
- --------------------------------------------------------------------------------

George R. Baker       Corporate Director/        1971        6,640(7)      0.2%
(Age 65)              Advisor,since July 1,
		      1985; Director, Reliance
		      Group Holdings, Inc.,
		      Reliance Insurance Co.,
		      W. W. Grainger, Inc.,
		      WMS Industries, Inc.


Michael J. Conaton    President of the           1969       58,200(8)      1.9%
(Age 61)              Company; Director, Society
		      National Bank


J. P. Hayden, III (1) Vice President of The      1989       43,423(9)      1.4%
(Age 42)              Company; President of M/G
		      Transport Services, Inc.
		      (wholly owned Subsidiary of
		      The Midland Company)


William J. Keating    Formerly Chairman and      1991        4,000(13)     .01%
(Age 67)              Publisher and Chief
		      Executive Officer of
		      The Cincinnati Enquirer;
		      Formerly Chairman of the
		      Board of Associated Press;
		      Director, Fifth Third
		      Bancorp and Fifth Third Bank

John R. LaBar         Vice President and         1963      259,314(2)      8.5%
(Age 63)              Secretary of the Company



	Information has been furnished by the persons listed. Beneficial ownership has been determined in accordance with rules and regulations of the Securities and Exchange Commission. Periods of service as directors include service as directors of the Company's predecessor, Midland-Guardian Co.

 (1) J. P. Hayden, Jr. and Robert W. Hayden, both of whom are executive officers of the Company and various subsidiaries, are brothers. J. P. Hayden, III, John
W. Hayden and William T. Hayden are sons of J. P. Hayden, Jr.

 (2) With reference to the holdings of J. P. Hayden, Jr., Robert W. Hayden, John
R. LaBar, and William McD. Kite, see footnotes (1) through (5) under Principal Holders of Voting Securities.

 (3) Includes 440 shares over which James H. Carey has sole voting and investment power, and 3,000 shares that may be acquired through exercise of options within 60 days of March 10, 1995.

 (4) Includes 700 shares over which John R. Orther has sole voting and investment power, and 3,500 shares that may be acquired through exercise of options within 60 days of March 10, 1995.

 (5) Includes 55,568 shares over which William F. Plettner has sole voting and investment power, 220 shares over which he shares voting and investment power, and 3,000 shares that may be acquired through exercise of options within 60 days of March 10, 1995.

 (6) Includes 1,062 shares over which John W. Hayden has sole voting and investment power, 3,600 over which he has sole voting power, 4,091 shares over which he shares voting and investment power, 46,090 shares over which he shares investment power only, and 10,500 shares that may be acquired through exercise of options within 60 days of March 10, 1995.

 (7) Includes 2,640 shares over which George R. Baker has sole voting and investment power and 4,000 shares that may be acquired through exercise of options within 60 days of March 10, 1995.

 (8) Includes 7,500 shares over which Michael J. Conaton has sole voting power, 29,700 shares over which he shares voting and investment powers, and 21,000 shares that may be acquired through exercise of options within 60 days of March 10, 1995.

 (9) Includes 462 shares over which J. P. Hayden, III has sole voting and investment power, 3,600 shares over which he has sole voting power, 10,561 shares over which he shares voting and investment power, 17,700 shares over which he shares investment power only, and 11,100 shares that may be acquired through exercise of options within 60 days of March 10, 1995.

(10) Includes 2,500 shares over which John M. O'Mara has sole voting and investment power, and 6,000 shares that may be acquired through exercise of options within 60 days of March 10, 1995.

(11) Includes 5,400 shares over which Glenn E. Schembechler has sole voting and investment power and 6,000 shares that may be acquired through exercise of options within 60 days of March 10, 1995.

(12) Includes 600 shares over which John I. Von Lehman has sole voting and investment power, 3,600 shares over which he has sole voting power, and 10,400 shares that may be acquired through exercise of options within 60 days of March 10, 1995.

(13) Includes 2,000 shares over which William J. Keating shares voting and investment powers and 2,000 shares that may be acquired through exercise of options within 60 days of March 10, 1995.

(14) Includes 462 shares over which William T. Hayden has sole voting and investment power, 51,460 shares over which he shares voting and investment power, 42,265 shares over which he shares investment power only, and 3,000 shares that may be acquired through exercise of options within 60 days of March 10, 1995. Mr. Hayden is a partner of the law firm of Cohen, Todd, Kite & Stanford, general counsel for the Company. The Company paid the firm fees of $491,419 in 1994.

	The Board of Directors of the Company has an audit committee and a compensation committee, but has no nominating committee. The audit committee is composed of James H. Carey, John R. Orther, John M. O'Mara and Glenn E. Schembechler. The function of the audit committee is to nominate auditors for the annual audit of the Company and discuss the audit work with the auditors appointed to perform the audit. The compensation committee is composed of George R. Baker, James H. Carey and William J. Keating. The function of the compensation committee is to review and make recommendations as to compensation of the senior executive officers of the Company. The Board of Directors of the Company had four meetings, the audit committee had four meetings and the compensation committee had three meetings in 1994.

	The Company pays outside Directors an annual fee of $12,000 plus an attendance fee of $750 for each regularly held meeting. In addition, the Company pays outside Directors who serve on the audit committee or the compensation committee an annual fee of $2,000 for services on such committee. The net value realized from exercise of options in 1994 by non-employee directors was $35,532.

			    EXECUTIVE COMPENSATION

	The following Summary Compensation Table provides an overview of compensation paid, earned or awarded to the CEO and the four other most highly paid executive officers of the Company as to whom total annual salary and bonus exceeded $100,000 for 1994.

			  SUMMARY COMPENSATION TABLE

				       Long Term Compensation    All Other
	   Annual Compensation                   Awards        Compensations
					  Restricted
Name and                                    Stock   Options/  (2)      (3)
Principle Position  Year  Salary   Bonus   Awards(1)  SAR'S  401(k)  Insurance
- -------------------------------------------------------------------------------

J.P. Hayden, Jr.    1994 $525,000 $106,984  $      0 $   0   $ 4,620  $ 4,440
Chairman of the     1993  475,000  162,396   229,375     0     4,497    2,208
Board and Chief     1992  440,000  145,922         0     0     4,364    2,208
Executive Officer

Michael J. Conaton  1994  285,000   53,496         0     0     4,620    2,208
President and       1993  260,000   81,198   114,687     0     4,497    2,208
Chief Operating     1992  214,000   55,451         0     0     4,364    1,200
Officer

John R. LaBar       1994  165,000   42,794         0     0     4,620    2,208
Vice President and  1993  155,000   65,559    68,812     0     4,497    2,208
Secretary           1992  141,000   57,769         0     0     4,230    2,208

Robert W. Hayden    1994  160,000   42,794         0     0     4,620    2,208
Vice President      1993  150,000   65,559    68,812     0     4,497    1,200
		    1992  134,000   57,769         0     0     4,020      552

John I. Von Lehman  1994  180,000   39,228         0     0     4,620        0
Vice President,     1993  170,000   48,919    68,812     0     4,497        0
Treasurer and Chief 1992  150,000   43,576         0     0     4,364        0
Financial Officer

(1) Dividends will be paid on stock reported in this column. The aggregate number of restricted stock holdings and valuations at 12/31/94 are as follows:
J. P. Hayden, Jr., 5,000 shares valued at $216,250; Michael J. Conaton, 2,500 shares valued at $108,125; John R. LaBar, Robert W. Hayden, and John I.
Von Lehman, each 1,500 shares valued at $64,875.
(2) Total 401(k) Company matching contributions earned during year.
(3) Total group term life insurance premium paid by the Company during the year.

	A 401(k) Savings Plan has been adopted by the Board of Directors and approved by the Internal Revenue Service. The plan provides an additional retirement benefit for salaried employees. An employee may make basic pre-tax contributions to his plan account up to 6% of his base salary. The Company will contribute $.50 for each dollar of the employee's basic contribution. An employee may also make supplemental contributions up to an additional 10% of his base salary. However, an employee's total contributions under the Plan may not exceed $9,240 in 1995. The Company will not match supplemental contributions. Cash compensation paid pursuant to this plan is included in the Summary Compensation Table as All Other Compensation.

	A Pension Plan has been adopted by the Board of Directors and approved by the Internal Revenue Service. The plan provides for payment of annual benefits to salaried employees of the Company upon retirement. The monthly benefits equal the years of service (up to a maximum of 35 years) multiplied by the sum of 1% of that portion of average monthly salary constituting Social Security covered compensation, plus 1.75% of that portion of average monthly salary not constituting Social Security covered compensation. Average monthly salary is based on the highest average salary for 5 consecutive years.

	Proposed compensation in the form of payments from this non-contributory defined benefit pension plan are not included in the Summary Compensation Table. The 1994 estimated annual benefits (after deduction for social security benefits) payable upon retirement is a straight line annuity paid from the plan and may be individually estimated by reference to the following table:

			       YEARS OF SERVICE
	 Average
	 Annual
	Salaries       15         20         25          30          35
       ----------  --------   --------   --------    --------    --------

	$150,000   $ 36,459   $ 48,612   $ 60,765    $ 72,918    $ 85,071

	 175,000     43,022     57,362     71,703      86,043     100,384

	 200,000     49,584     66,112     82,640      99,168     115,696

	 250,000     62,709     83,612    104,515     125,418 *   146,321 *

	 300,000     75,834    101,112    126,390 *   151,668 *   176,946 *

	 350,000     88,959    118,612    148,265 *   177,918 *   207,571 *

	 400,000    102,084    136,112 *  170,140 *   204,168 *   238,196 *

	 450,000    115,209    153,612 *  192,015 *   230,418 *   268,821 *

	 500,000    128,334 *  171,112 *  213,890 *   256,668 *   299,446 *

	 550,000    141,459 *  188,612 *  235,765 *   282,918 *   330,071 *

* Under the Internal Revenue Code, the maximum allowable annual benefit payable by the qualified pension plan in 1995 is $120,000. In addition, the maximum pay that can be used to determine the benefit is $150,000. However, the Board of Directors has approved the payment to participants directly by the Company of any reduction in benefits occasioned by limitations on benefits contained in the Internal Revenue Code.

	The compensation currently covered by the plan includes only basic salary. However, the Board of Director's recently amended the Pension Plan, effective April 1, 1995, to include overtime and bonus as covered plan compensation. The credited years of service through 1994 covered by the plan (not to exceed 35 years) for each of the five most highly compensated executive officers of the Company is: J. P. Hayden, Jr. (35), Michael J. Conaton (33.8), John R. LaBar (35), Robert W. Hayden (34.8) and John I. Von Lehman (14.5).

	The following table sets forth the aggregated option exercises during 1994 and the option value as of December 31, 1994 for the CEO and the four other most highly paid executive officers of the Company under the 1992 Employee Incentive Stock Option Plan adopted by the Board of Directors and approved by the shareholders.

	       Aggregate Option/SAR Exercises in Last Fiscal Year
			  and FY-End Option/SAR Values

						    Number of
						    Securities       Value of
						    Underlying      Unexercised
						    Unexercised    In-the-Money
						   Options/SARs    Options/SARs
						  at FY End 1994    at Year End
		     Shares
		    Acquired        Value          Exercisable/    Exercisable/
Name               On Exercise     Realized        Unexercisable   Unexercisable

J.P. Hayden, Jr.       --             --               45,900        $920,835
							    0               0

Michael J. Conaton     --             --               21,000         420,750
							    0               0

John R. LaBar          --             --               13,000         259,000
							    0               0

Robert W. Hayden       --             --               12,400         245,325
							    0               0

John I. Von Lehman     --             --               10,400         203,012
							    0               0

		      Report of the Compensation Committee

	The Compensation Committee's compensation policies are to attract and retain qualified executive officers, to reward them for profitable corporate performance and to provide incentives for them to create long-term corporate stability and growth. Therefore, the Company's compensation package for its executive officers consists of base salary, annual performance based bonus and incentive awards. The level of these amounts is determined by this Committee.

	The Committee sets base salaries at levels believed by the Committee to be sufficient to attract and retain qualified executives, including the Chief Executive Officer, considering other compensation components offered by the Company and salaries offered by other companies. The Chief Executive Officer's 1994 salary of $525,000 was an 10.5% increase over 1993. Salaries of executive officers are listed in the Summary Compensation Table.

	The Committee believes that a significant portion of total compensation should be subject to specific annual performance criteria. Consequently, the annual bonus potential is set at a significant percentage of salary. The target bonus is based on the annual profit performance of the Company and the individual officer's percentage of participation in the Profit Sharing Plan.
The Board of Directors of the Company has continued its policy of adopting a Profit Sharing Plan first initiated in 1968 under which the Board is authorized to pay to certain of the executive officers of the Company as additional compensation during each year an aggregate sum not to exceed 3% of the consolidated earnings (before taxes) of the Company during such year. The Compensation Committee determines each respective executive officer's, including the Chief Executive Officer's, percentage of participation in the Plan based on specific job responsibilities. Total executive bonuses are generally less than 50 percent of the executive's base salary. The Chief Executive Officer's annual bonus for 1994 was $106,984 which represents 30% of the bonus pool created under the Profit Sharing Plan. This amount is less than prior years and reflects the Company's profit performance for 1994. Cash compensation paid pursuant to the Plan is included in the Summary Compensation Table.

	Long-term incentive awards are made under the Company's 1992 Employee Incentive Stock Plan which authorizes restricted stock awards, stock option grants and stock appreciation rights. The Plan was adopted to provide incentives to encourage employee contribution to the Company's stability and growth. The Plan is administered by the members of the Compensation Committee. Restricted stock was awarded to the Chief Executive Officer and other executive officers in 1993 as set forth in the Summary Compensation Table, but no stock was awarded in 1994.

	The Compensation Committee is composed of three independent nonemployee directors, whose names are:

		George R. Baker
		James H. Carey
		William J. Keating

			    FIVE YEAR TOTAL RETURN

		COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG MIDLAND CO., AMERICAN STOCK EXCHANGE COMPOSITE AND THE S&P PROPERTY AND
				CASUALTY GROUP


			      1989     1990     1991    1992    1993    1994
			     ------   ------   ------  ------  ------  ------
MIDLAND                       100      109.4    132.8   163.4   163.1   160.9
S&P PROPERTY & CASUALTY       100       97.7    122.3   143.3   140.7   147.6
AMEX COMPOSITE                100       84.0    115.9   121.0   142.4   131.9


ASSUMES $100 INVESTED ON DECEMBER 31, 1989 IN MIDLAND COMMON STOCK, AMEX
  COMPOSITE AND THE S&P PROPERTY AND CASUALTY GROUP.
* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS.

		     RATIFICATION OF SELECTION OF AUDITORS

	The Board of Directors has selected the firm of Deloitte & Touche LLP as auditors to make an examination of the accounts of the Company for the year 1995. This firm of independent certified public accountants has made the annual audits of the accounts of the Company and its predecessor, Midland-Guardian Co., since 1952. Such selection of auditors is submitted to the shareholders for ratification and approval or rejection. If rejected, the audit committee of the Board of Directors will select other auditors. Representatives of such auditors are expected to be present at the meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

			  EMPLOYEE STOCK PURCHASE PLAN

	On March 2, 1995, the Company's Board of Directors adopted, subject to shareholder approval, the Employee Stock Purchase Plan (the "Plan"). The purpose of the Plan is to allow employees to easily purchase Company stock without incurring brokerage charges. All full time regular employees of the Company and its subsidiaries (approximately 750) who meet the waiting period (not to exceed one year) established by a committee may participate. Employees may authorize payroll deductions from $3.00 per payroll to 10% of gross pay per payroll and those payroll deductions will be used to purchase shares of the Company. All payroll deductions will be pooled during the pricing period.
Stock will be purchased on the first business day after the end of the pricing period based on the applicable purchase price. A committee of three outside directors is authorized to determine the pricing period, the price, and to allow a discount to employees. The pricing period shall not be longer than three months. The price may be either the closing price on the last day of the pricing period, the lower of the closing price on the first and last day of the pricing period or the average closing price on each day of the pricing period. The discount, if any may not exceed 10% of the price. The excess of the value of the stock on the date of purchase over the applicable purchase price will be reported to employees as ordinary income in the year the stock is purchased.
All dividends on shares held in the Plan will be reinvested in shares of the Company. An employee may terminate his payroll deduction, withdraw shares held in the Plan or have shares held in the Plan sold at any time. The Board has authorized 75,000 shares for the Plan. It is anticipated that the shares will be purchased from treasury shares held by the Company. Society Bank will administer the Plan and send quarterly statements to employees. The Board has reserved the right to terminate the Plan at any time. The amounts or benefits that will be received, or would have been received if the Plan had been in effect last year, by participants cannot be determined because participation is voluntary, the amount of payroll deduction varies, the discount, if any, has not been set and the purchase price varies with the market price.

	The proposal to approve and adopt the Plan is contained in the resolution attached to this Proxy Statement as Annex 1. The favorable vote of the holders of at least a majority of the outstanding shares is required for approval of the Plan. Proxies will be voted in favor of the resolution unless otherwise instructed. The Board of Directors recommends a vote for adoption.

			     SHAREHOLDER PROPOSALS

	Proposals of shareholders intended to be presented at the 1996 annual meeting must be received at the Company's executive offices on or before November 15, 1995, in order to be included in the proxy statement and form of proxy relating to that meeting.

			      COST OF SOLICITATION

	The cost of preparing and mailing this statement and the accompanying notice of meeting and proxy, and any additional material relating to the meeting, and the cost of soliciting proxies, will be borne by the Company.







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

				OTHER MATTERS

	The Board of Directors knows of no other matters which are likely to be brought before the meeting. However, if any other matters not now known properly come before the meeting, the persons named in the enclosed proxy or their substitute, will vote said proxy in accordance with their judgment of such matters.

	The above notice and proxy statement are sent by order of the Board of Directors.

						      JOHN R. LABAR
						       Secretary
Dated: March 17, 1995

Shareholders may obtain without charge a copy of the Company's 1994 report to the Securities and Exchange Commission on Form 10-K by sending a request to:
Office of the Secretary - 10K Report, The Midland Company, 537 E. Pete Rose Way, Cincinnati, Ohio 45202.





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

ANNEX 1.

	Proposed The Midland Company Employee Stock Purchase Plan

	Resolved, that The Midland Company Employee Stock Purchase Plan in the following form is hereby approved and adopted:

			      THE MIDLAND COMPANY
			  EMPLOYEE STOCK PURCHASE PLAN

	1. Purpose. The purpose of this Plan is to give Eligible Employees of the Company an opportunity to acquire shares of its Common Stock and to continue to promote its best interests and enhance its long term performance.

	2. Definitions. Whenever used herein, the following words and phrases shall have the meaning stated below unless a different meaning is plainly required by the context.

	   (a) "Board" means the Board of Directors of the Company.

	   (b) "Closing Price" shall mean the closing price of the Common Stock as reported in the Wall Street Journal or on the composite tape or other comparable reporting system for a day on which shares are traded.

	   (c) "Code" means the Internal Revenue Code of 1986 as amended.

	   (d) "Committee" means a committee appointed by the Board and composed of not less than three (3) members to which the Board may delegate its powers with respect to administration of the Plan pursuant to Section 3 hereof.

	   (e) "Common Stock" means shares of the common stock of the Company.

	   (f) "Company" means The Midland Company, an Ohio corporation.

	   (g) "Effective Date of the Plan" means July 1, 1995, or such later date as the Committee may determine, but not later than July 1, 1996.

	   (h) "Eligible Employee" means each person who is employed by the Company or an affiliate on a regular full-time basis and who meets any applicable waiting period (not to exceed one year) established from time to time by the Committee. A person shall be considered employed on a regular full-time basis if he or she is customarily employed at least 40 hours per week.

	   (i) "Entry Dates" mean January 1 and July 1 or such other dates as the Committee may determine from time to time.

	   (j) "Investment Date" means the first business day after the end of a Pricing Period.

	   (k) "Pricing Period" shall mean the period of time established by the Committee prior to the beginning of each calendar year for determining the Purchase Price of shares. The Pricing Period shall not be longer than three months.

	3. Administration. The administration of the Plan will be the responsibility of the Committee which may delegate any and all administrative duties to an Administrator. The Administrator will purchase Common Stock of the Company as agent for the participants. The Board has the authority to make changes in the Committee at any time. The Committee has the authority to change the Administrator at any time. Until changed by further notice, any notices or communications to the Committee should be directed to James H. Carey, William J. Keating and George R. Baker.

	If an Eligible Employee decides to participate in the Plan, the Administrator will keep a continuous record of his participation and send him periodic statements of his account under the Plan. The Administrator will also hold and act as custodian of shares purchased under the Plan. The number of shares credited to a participant's account under the Plan will be shown on his statement of account. Certificates of any number of whole shares credited to a participant's account under the Plan will be issued to the participant upon his written request to the Committee delivered to the address noted above. Certificates for fractional share interest will not be issued.

	The Committee reserves the right to interpret and regulate the Plan. The Committee may establish such procedures and make such other provisions for the administration and operation of the Plan as it deems appropriate to give effect to its purpose.

	4. Eligibility. All regular full-time employees of the Company and of any affiliate that is a member of a controlled group of corporations as defined in Section 1563 of the Code as of the Effective Date of the Plan, are eligible to participate in the Plan. The Committee may, from time to time, establish a waiting period for eligibility of employees not to exceed one year. After the Effective Date of the Plan, each employee of the Company or an affiliated company will become eligible as of the last day of the pay period in which he is first employed as a regular full-time employee and meets any applicable waiting period. Upon termination of employment or if a participant no longer qualifies as a regular full-time employee of the Company or an affiliate, the participant shall no longer be eligible to participate in the Plan.

	5. Election to Participate. An Eligible Employee may join the Plan by completing the Authorization Card provided by the company and returning it to the Administrator. Authorization Cards will be furnished to Eligible Employees at any time upon request to the Company. An Eligible Employee may join the Plan only on an Entry Date after the Effective Date of the Plan.

	6. Payroll Deductions. The Authorization Card directs the Company to pay to the Adminisrator the amount withheld from the participant's paycheck. The Authorization Card also directs the Administrator to use these payments to purchase shares of Common Stock.

	After an Authorization Card has been received by the Administrator and the authority for the payroll deductions has been noted on the Company's records, the Company will withhold from a participant's paycheck the amount authorized by the participant commencing on the next Entry Date. The amounts withheld from all participants' paychecks will be pooled and forwarded to the Administrator to buy shares of Common Stock for the accounts of all participants under the Plan on the next "Investment Date".

	The payroll deduction authorization shall be effective for an indefinite period of time until the termination of the Plan unless earlier revoked by the participant. The employee will specify on the Authorization
Card the exact amount to be withheld from his pay check. Deductions may be authorized in any whole dollar amount with a minimum of Three Dollars ($3.00) and maximum equal to ten percent (10%) of his gross pay check. No interest will be paid on payroll deduction amounts.

	The amount of a participant's payroll deduction can be changed by the participant effective on the next Entry Date by written notice to the Company. An Authorization Card must be used for these purposes. A participant may terminate his payroll deduction and/or terminate his participation in the Plan at any time by written notice to the Administrator effective as soon as practicable after notice is received by the Administrator.

	7. Purchase Price. The price of the shares to be purchased with the participants' payroll deductions and any applicable discount to participants will be established by the Committee prior to the beginning of each calendar year. The price established by the Committee may be either:

		1. the Closing Price on the last trading date of the Pricing
		   Period; or

		2. the lower of the Closing Price on the first trading date of
		   the Pricing Period or the last trading date of the Pricing
		   Period; or

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

		3. the average Closing Price on each trading date of the
		   Pricing Period.

The discount, if any, shall not exceed 10% of the price. Any fraction of a cent will be rounded up.

	8. Number of Shares Purchased. On each Investment Date, accumulated payroll deductions from all participants will be pooled and used to purchase shares of Common Stock for the accounts of the participants at the Purchase Price as determined above under the heading "Purchase Price". The maximum number of shares including fractional shares will be purchased. Each participant's account will be credited with his pro rata share(s) computed to three decimal places of the shares purchased. The number of shares credited to each participant's account will depend on the amount of the participant's payroll deduction and the Purchase Price of the shares.

	9. Fees and Expenses. Participants will incur no brokerage commissions or service charges for purchases made under the Plan.

	10. Withdrawal. A participant may withdraw from the Plan at any time. To withdraw from the Plan, a participant must notify the Administrator in writing of his withdrawal. In the event a participant withdraws or in the event of the termination of the Plan, certificates for whole shares and cash in lieu of fractional shares in the account of the withdrawing participant, or participants in the case of a termination of the Plan, will be delivered by the Administrator. Fractional shares shall be valued at the Closing Price on the date the Administrator receives notice of withdrawal. As an alternative to receiving certificates for shares, a participant may request the Administrator to sell all of the shares held in his account under the Plan. Shares requested to be sold shall first be offered for sale by the Administrator to the Company. If the Company declines, such shares will be sold on the American Stock
Exchange and the proceeds, net of any brokerage commissions, will be remitted to the participant. Sale requests may be accumulated and sales transactions, if necessary, will occur at least every ten (10) business days.

	If a request to withdraw is received by the Committee at least five (5) days prior to any Investment Date, the amount of the participant's payroll deductions which would otherwise have been invested on such Investment Date will be repaid to him as soon as practicable. If a request to withdraw is received by the Administrator within five (5) business days prior to any Investment Date, the amount of the payroll deduction scheduled to be invested on such Investment Date will be so invested. No payroll deductions shall be made from the pay check of the employee following a request to withdraw unless the employee completes a new Authorization Card providing for such deductions.

	11. Voting of Shares. Each participant shall have the authority to direct the Administrator in the manner of voting the number of whole shares held in his account.

	12. Dividends. Dividends paid on shares credited to a participant's account will be reinvested in shares as soon as practicable following the dividend payment date. No dividends will be paid on payroll deductions which have not yet been used to purchase shares. Dividend amounts payable to participants will be rounded to the nearest whole cent in the case of fractional
share interests.    Participation in the Plan will not relieve participants of any income tax which may be payable on dividends received.

	13. Stock Dividends, Stock Splits or Rights Offerings. Any shares distributed by the Company as a stock dividend on shares credited to a participant's account under the Plan or upon any split of such shares will be credited to his account. In a rights offering, the Administrator will sell the rights to which a participant is entitled by virtue of the shares of Common Stock allocated to his account under the Plan and the proceeds will be credited to his account and applied to purchase of shares on the next Investment Date.

	14. Authorized Shares. The Company has reserved seventy-five thousand (75,000) shares of Common Stock for issuance under the Plan. Unless terminated earlier by the Company, the Plan will terminate when all such shares have been purchased by participants. Such shares may be treasury shares, newly issued shares of the Company or shares purchased on the open market. If on any Investment Date there are insufficient shares remaining to fill all purchases then to be made, such shares as are available shall be allocated on a pro rata basis among purchasing participants.

	15. Amendment and Termination. The Committee may amend the Plan at any time, provided that without shareholder approval no such amendment shall
(a) materially increase the number of shares of Common Stock subject to the Plan, (b) change the eligibility for participation by officers or directors, or
(c) materially increase the benefits available to participants. Although the Company intends to continue the Plan as long as Common Stock reserved for issuance under it remains, the Company (by action of the Board of Directors) reserves the right to suspend, or terminate the Plan at any time. Any such suspensions, amendment or termination shall not affect a participant's right to shares of Common Stock already purchased for him except that the Company may take any necessary steps to comply with applicable laws. Upon the termination of the Plan, the Company shall return to participants their accumulated payroll deductions as soon as practicable.

	16. Reports. Each participant will receive a quarterly statement of his account not less frequent than quarterly. Participants will also receive the annual report for the Plan and communications sent to other stockholders including the annual report of the Company and its notice of annual meeting and proxy statement. Participants will receive information necessary for reporting income realized under the Plan to the IRS.

	17. Withholding. All taxes subject to withholding payable with respect to the amount of each participant's payroll deductions under the Plan will be deducted from the participant's salary and will not reduce the amounts to be paid to the Administrator.

	18. Successors. This Plan is binding upon all persons entitled to benefit under the Plan, their respective heirs and legal representatives upon the employer, its successors and assigns and upon the Committee as such may be constituted from time to time.

	19. State Law. Ohio law will determine all questions arising with respect to the provisions of this agreement except to the extent superseded by federal law.

	20. Employment Not Guaranteed. Nothing contained in this Plan or with respect to the establishment of the Plan or any modification or amendment to the Plan or in the creation of any account for a participant or the payment of any benefit gives any employee any right to continued employment, any legal or equitable right against the employer or against the Committee except as expressly provided by the Plan.

	21. Shareholder Approval. This Plan shall not become effective until approved by a majority vote of the Company's shareholders.

	IN WITNESS WHEREOF, the Company has executed this Plan in Cincinnati, Ohio the 2nd day of March, 1995.

					 THE MIDLAND COMPANY


					 By: Michael J. Conaton
					 President and Chief Operating Officer


					 By: John I. Von Lehman
					 Vice President, Treasurer and
					 Chief Financial Officer


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